UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2025

XPONENTIAL FITNESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40638	84-4395129
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

17877 Von Karman Avenue, Suite 100

Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

(949) 346-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XPOF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer and Director

On August 7, 2025, Xponential Fitness, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company, upon recommendation by the Nominating and Corporate Governance Committee of the Board and the Human Capital Management Committee of the Board, appointed Mr. Mike Nuzzo, age 54, as Chief Executive Officer of the Company and as a Class III director of the Company, effective as of August 7, 2025. Mr. Nuzzo will not join any of the Board committees. Mr. Nuzzo most recently was the Chief Executive Officer of Eyemart Express, a national eyewear retailer, from October 2022 to July 2025. From July 2019 to August 2022, he served as Executive Vice President, Chief Operating Officer and President of Petco Services at Petco Health & Wellness Company, Inc. (Nasdaq: WOOF) (“Petco”). From May 2015 to August 2021, Mr. Nuzzo served as Chief Financial Officer of Petco. Prior to joining Petco, he served as Chief Administrative Officer at 4moms, a leading high-tech baby gear brand. Previously, Mr. Nuzzo was Executive Vice President and Chief Financial Officer for GNC Holdings, Inc., a multinational health and nutrition retailer. He also served in various financial and operational leadership roles at Abercrombie & Fitch Co. (NYSE: ANF), including Senior Vice President of Corporate Finance. Mr. Nuzzo is currently serving on the board of directors of KinderCare Learning Companies, Inc. (NYSE: KLC) and its audit committee and compensation committee. He holds an MBA in finance and accounting from the University of Chicago Booth School of Business, and a BS in Economics from Kenyon College.

There are no family relationships between Mr. Nuzzo and any director or other executive officer of the Company, nor are there any transactions to which the Company was or is a participant and in which Mr. Nuzzo has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Nuzzo and any other person pursuant to which he was selected as Chief Executive Officer and director.

A copy of the press release announcing Mr. Nuzzo’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Employment Agreement and Indemnification Agreement with New Chief Executive Officer

On July 30, 2025, the Company entered into an employment agreement with Mr. Nuzzo in connection with his appointment as Chief Executive Officer (the “Nuzzo Employment Agreement”), to be effective as of August 7, 2025.

Pursuant to the Nuzzo Employment Agreement, Mr. Nuzzo’s annual base salary will be $800,000 and will be subject to increase by our Board of Directors based on Mr. Nuzzo’s performance. Mr. Nuzzo will be eligible to participate in the Company’s annual cash bonus program with an annual cash bonus opportunity of up to 100% of base salary based on the achievement of one or more performance goals established by the Board. For 2025, Mr. Nuzzo will be eligible for a pro-rated bonus based on the achievement of one or more performance goals agreed between Mr. Nuzzo and the Board, which the parties will endeavor to determine within 45 days of August 7, 2025.

In addition, pursuant to the Nuzzo Employment Agreement and subject to the terms of the Company’s Omnibus Incentive Plan (the “Plan”) and a customary grant agreement (the “Grant Agreement”) entered into by the Company and Mr. Nuzzo, on August 21, 2025, Mr. Nuzzo will be entitled to receive restricted stock units (“RSUs”) with an initial value of $3.5 million based on the volume-weighted average trading price of the Company’s common stock during the ten trading days commencing on August 7, 2025. Fifty percent of such RSUs will vest in four substantially equal installments on each of the 12-, 24-, 30-, and 36-month anniversaries of August 7, 2025, based on and subject to Mr. Nuzzo’s continued service with the Company. The remaining fifty percent of the RSUs will vest in incremental one-third tranches if, during the 36-month period following August 7, 2025, the closing price of the Company’s common stock, as reported on the New York Stock Exchange, equals or exceeds $16.00, $25.00, and $30.00, respectively, for 20 consecutive trading days.

Pursuant to the Nuzzo Employment Agreement, if Mr. Nuzzo’s employment is terminated (i) by us without “cause” (as defined in the Nuzzo Employment Agreement), (ii) by Mr. Nuzzo for “good reason” (as defined in the Nuzzo Employment Agreement), or (iii) as a result of Mr. Nuzzo’s disability resulting from an injury or death incurred in the course and scope of his employment, and Mr. Nuzzo executes a release of all claims in substance and form satisfactory to the Company, Mr. Nuzzo will be entitled to severance payments of 12 months’ continued base salary, payable in periodic installments according to the Company’s regular payroll practices. In addition, Mr. Nuzzo will be entitled to (i) reimbursement for the cost of COBRA coverage for 12 months or until Mr. Nuzzo becomes eligible for coverage under different health insurance, whichever is earlier, (ii) a prorated bonus based on actual performance for the full calendar year (which, if earned, will be paid when other Company executives are paid annual bonus for the applicable year), and (iii) prorated vesting of each then-outstanding equity award held by Mr. Nuzzo based on the time elapsed from the commencement of vesting of such award through the date of termination, and, if applicable, actual performance through the date of termination. If the qualifying termination of Mr. Nuzzo’s employment occurs within 12 months following a Change in Control (as defined in the Plan), then the COBRA benefits described above will be provided for 18 months, and, in lieu of the prorated vesting benefits described above, all unvested time-based vesting equity awards then held by Mr. Nuzzo will immediately vest, with any performance-vesting awards to vest based on actual performance through the date of termination.

Mr. Nuzzo has agreed to certain restrictive covenants during the term of his employment and for specified periods following termination, including but not limited to, a 12-month post-termination non-solicit of employees, a mutual and perpetual non-disparagement obligation, a perpetual confidentiality obligation, and invention assignment provisions.

Mr. Nuzzo has also entered into an indemnification agreement with the Company in the form executed with other executives of the Company.

The foregoing description of the Nuzzo Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Nuzzo Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Resignation of Chief Executive Officer and Director

In connection with the appointment of Mr. Nuzzo as Chief Executive Officer of the Company, effective as of August 7, 2025, Mr. Mark King resigned from serving as Chief Executive Officer of the Company and as a director of the Company.

The Company elected to delay the filing of the disclosure of the appointment of Mr. Nuzzo as Chief Executive Officer until the public announcement of his appointment in accordance with the instruction to paragraph (c) of Item 5.02(c) of Form 8-K.

Item 9.01	Financial Statements Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated July 30, 2025, between the Company and Mike Nuzzo.

99.1	Press Release dated August 7, 2025.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPONENTIAL FITNESS, INC.

Date: August 7, 2025	By:	/s/ John Meloun
	Name	John Meloun
	Title	Chief Financial Officer